  Exhibit 99.1
ENDRA Life Sciences Completes Private Placement of $2.8 Million of Convertible Secured Notes and Warrants

Raise Fortifies Balance Sheet

ANN ARBOR, Michigan – July 29, 2019 - ENDRA Life Sciences Inc. (“ENDRA”) (NASDAQ: NDRA), a developer of enhanced ultrasound technologies, has closed a private placement of secured convertible notes and warrants for aggregate gross proceeds of approximately $2.8 million with various accredited investors. ENDRA intends to use these proceeds for working capital and general corporate purposes.

“We wanted to strengthen our balance sheet while utilizing a structure that minimizes dilution to current shareholders,” said ENDRA's Chief Executive Officer, Francois Michelon. “Our financial runway is now enhanced and we have capital to continue executing on key milestones, including additional human studies, regulatory filings and commercial launch of TAEUS,” concluded Michelon.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ: NHLD), acted as the exclusive placement agent.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws as of the time of issuance and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

Further details regarding this private placement can be found in ENDRA Life Sciences’ Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2019.
About ENDRA Life Sciences Inc.
ENDRA Life Sciences Inc. ("ENDRA") (NASDAQ: NDRA) is a developer of enhanced ultrasound technologies. ENDRA is developing a next generation Thermo-Acoustic Enhanced UltraSound (TAEUS™) platform to enable clinicians to visualize human tissue composition, function and temperature in ways previously possible only with CT & MRI - at a fraction of the cost, and at the point-of-care. ENDRA's first TAEUS application will focus on the fatty liver tissue characterization, for early detection and monitoring of Non-Alcoholic Fatty Liver Disease (NAFLD). ENDRA's goal is to bring new capabilities to ultrasound - thereby broadening access to better healthcare. For more information, please visit www.endrainc.com.

About Non-Alcoholic Fatty Liver Disease (NAFLD)
NAFLD is a condition closely associated with obesity, diabetes, hepatitis-C and certain genetic predispositions in which fat accumulates in the liver. NAFLD affects over 1 billion people globally and is estimated to cost the U.S healthcare system over $100 billion annually. NAFLD is often asymptomatic and if left untreated, NAFLD can progress to inflammation (NASH), tissue scarring (fibrosis), cell death (cirrhosis) and liver cancer. By 2025, NAFLD is forecast to be the greatest root cause of liver transplants. The only tools currently available for diagnosing and monitoring NAFLD are impractical: expensive Magnetic Resonance Imaging (MRI) or an invasive surgical biopsy.

Forward-Looking Statements
All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding the use of proceeds from our private placement of notes and warrants, planned human studies, regulatory filings and commercial launch of our liver device. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners; market acceptance of our technology; the amount and nature of competition in our industry; our ability to protect our intellectual property; our ability to raise additional capital to finance our commercialization plan; and the other risks and uncertainties described in ENDRA’s filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Investor Relations Contact:
Chris Tyson
MZ North America
Managing Director
(949) 491-8235
NDRA@mzgroup.us
www.mzgroup.us

Media Contact:
George MacDougall
MacDougall
Director
(781)235-3093
endra@macbiocom.com
www.macbiocom.com